Filed Pursuant to Rule 424(b)(3)

Registration No. 333-225289

PROSPECTUS

MYOS RENS TECHNOLOGY INC.

806,452 Shares of Common Stock

This prospectus relates to the resale of up to 806,452 shares of our common stock, par value $.001 per share for sale by the selling shareholders named herein for their own accounts. The shares to be sold by the selling shareholders include up to 806,452 shares of our common stock issued in connection with a private placement financing consummated in April 2018.

To the extent the selling shareholders wish to sell their shares of our common stock as provided for herein, they may offer and sell such shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sale of the shares. See “Use of Proceeds”. We have agreed to pay the expenses in connection with the registration of the shares.

Our common stock is listed on The Nasdaq Capital Market under the symbol “MYOS.” The last reported sale price of our common stock on June 26, 2018 was $1.45.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  June 29, 2018.

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement.

You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained or incorporated by reference in this prospectus are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, business prospectus, growth strategy and liquidity. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions and our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q filed with the SEC.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements unless required by law. You should not place undue reliance on these forward-looking statements.

You should carefully read the factors described in the “Risk Factors” section of any prospectus supplement or other offering material, as well as any risks described in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. You should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. You should also realize that if the assumptions we have made prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from the views and estimates included or incorporated by reference in this prospectus.

ii

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “MYOS,” the “Company,” “we,” “us,” and “our” refer and relate to MYOS RENS Technology Inc. and its consolidated subsidiaries.

Overview

We are an emerging bionutrition and biotherapeutics company focused on the discovery, development and commercialization of products that improve muscle health and function essential to the management of sarcopenia, cachexia and degenerative muscle diseases, and as an adjunct to the treatment of obesity. As used in this prospectus, the “Company”, “MYOS”, “our”, or “we” refers to MYOS RENS Technology Inc. and its wholly-owned subsidiary, unless the context indicates otherwise.

We were incorporated under the laws of the State of Nevada on April 11, 2007. On March 17, 2016, we merged with our wholly-owned subsidiary and changed our name from MYOS Corporation to MYOS RENS Technology Inc. Prior to February 2011, we did not have any operations and did not generate revenues. In February 2011, we entered into an intellectual property purchase agreement pursuant to which our subsidiary purchased from Peak Wellness, Inc., or Peak, the intellectual property pertaining to Fortetropin®, a dietary supplement that has been shown in clinical studies to temporarily decrease the levels of serum myostatin, MYO-T12, a proprietary formulation containing Fortetropin®, certain trademarks, trade secrets, patent applications and certain domain names.

Since February 2011, our principal business activities have been to: (i) deepen our scientific understanding of the activity of Fortetropin®, which refers to a proprietary proteo-lipid composition derived from fertilized eggs of specific chicken species processed using a patented methodology which preserves the bioactivity of the constituent proteins and lipids, specifically as a natural, reversible, temporary reducing agent of myostatin, and to leverage this knowledge to strengthen and build our intellectual property; (ii) conduct research and development activities to evaluate myostatin modulation in a range of both wellness and disease states; (iii) identify other products and technologies which may broaden our portfolio and define a business development strategy to protect, enhance and accelerate the growth of our products; (iv) reduce the cost of manufacturing through process improvement; (v) identify contract manufacturing organizations that can fully meet our future growth requirements; (vi) develop a differentiated and advantaged consumer positioning, brand name and iconography; and, (vii) create sales and marketing capabilities to maximize near-term and future revenues.

We believe that existing wellness and therapeutic targets, such as myostatin, represent a rational entry point for additional drug discovery efforts and are evaluating a separate, concurrent objective in this area. We continue to pursue additional distribution and branded sales opportunities. We expect to continue developing our own core branded products in markets such as functional foods, sports and fitness nutrition and rehabilitation and restorative health and to pursue international sales opportunities. There can be no assurance that we will be able to secure distribution arrangements on terms acceptable to us, or that we will be able to generate significant sales of our current and future branded products.

Corporate Information

Our executive offices are currently located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927 and our telephone number is (973) 509-0444. Our corporate website address is http://www.myosrens.com and our new muscle health education and product website is http://www.qurr.com. Neither the information on our current or future website is, nor shall such information be deemed to be, a part of this prospectus or incorporated in filings we make with the Securities and Exchange Commission, or the Commission.

1

THE OFFERING

Common stock outstanding prior to the offering	7,473,723 shares of common stock issued and outstanding as of June 26, 2018.

Common stock offered by the selling shareholders

Up to 806,452 shares of common stock for sale by the selling shareholders for their own account. These shares of our common stock issued in connection with a private placement consummated in April 2018.

Use of Proceeds	We will not receive any proceeds from the sale of our common stock by the selling shareholders.

Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors set forth herein in the section titled “Risk Factors” as well as those incorporated by reference into this prospectus.

Nasdaq Capital Market Symbol	MYOS

2

RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which risk factors are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of this report. Additional risks related to our securities may also be described in a prospectus supplement.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or any prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus or any prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

3

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling shareholders of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

4

SELLING SHAREHOLDERS

On April 27, 2018, we issued 806,452 shares of common stock in a private offering to certain investors listed as selling shareholders in this prospectus. We are registering the securities offered by this prospectus on behalf of the selling shareholders.

The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock listed below that have been issued to them.

The table below sets forth certain information as of June 26, 2018 regarding the selling shareholders and the shares offered by them in this prospectus. In computing the number of shares owned by a person and the percentage ownership of that person in the table below, securities that are currently convertible or exercisable into shares of our common stock that are being offered in this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of ownership of each selling shareholder in the table below is based upon 7,473,723 shares of common stock outstanding as of June 26, 2018.

No selling shareholder has held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates, except that Joseph Mannello is our Chief Executive Officer and is a member of our board of directors and Christopher Pechock is a member of our board of directors. None of the selling shareholders have any family relationships with our officers, directors or controlling shareholders. Furthermore, none of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

All information with respect to share ownership has been furnished by the selling shareholders. To our knowledge, each person named in the table below has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholder who is able to use this prospectus to resell the securities registered hereby.

Name	Shares Owned Prior to the Offering	Shares to be Offered in the Offering	Shares Owned After this Offering	Percentage of Shares to be Owned After the Offering
Christopher Pechock	196,980	80,645	116,335	1.6%
Joseph Mannello	504,392	221,774	282,618	3.8%
David Matlin	537,097	262,097	275,000	3.7%
James Johnston	120,968	120,968	--	--
James Russell	120,968	120,968	--	--

5

PLAN OF DISTRIBUTION

The common stock held by the selling shareholders may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling shareholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

●	underwritten offerings;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	transactions involving cross or block trades;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	in privately negotiated transactions;

●	short sales after the registration statement, of which this prospectus forms a part, becomes effective;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	“at the market” into an existing market for the common stock;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of each of the selling shareholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling shareholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling shareholders may transfer the shares of common stock by other means not described in this prospectus.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling shareholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling shareholder.

To the extent required in connection with a transaction, we will set forth in a supplement to this prospectus filed with the SEC the number of shares to be sold, the purchase price and public offering price, any new selling stockholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

We may suspend the sale of shares by the selling shareholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If any of the selling shareholders use this prospectus for any sale of the shares of common stock, such selling shareholder will be subject to the prospectus delivery requirements of the Securities Act.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

6

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 12,000,000 shares of common stock, par value $0.001 per share, and 500,000 authorized undesignated shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, our outstanding capital stock consists of 7,473,723 shares of common stock and no shares of preferred stock. These figures do not include securities that may be issued pursuant to our 2012 Equity Incentive Plan, as amended. Further, there are outstanding, Series B warrants to purchase 157,846 shares of common stock, Series C warrants to purchase 145,399 shares of common stock, Series E warrants to purchase 142,957 shares of common stock and a warrant issued to RENS Technology Inc. to purchase 375,000 shares of common stock.

We are a Nevada corporation and our affairs are governed by our Articles of Incorporation and our Amended and Restated Bylaws. The following summary of the terms and provisions of our securities does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Amended and Restated Bylaws.

Common Stock

As of June 26, 2018, there were 7,473,723 shares of common stock issued and outstanding and 125 holders of record of our common stock.

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, and further subject to any contractual limitations on the declaration, setting aside or payment of dividends, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.

Liquidation. In the event of any liquidation, dissolution or winding up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences. The common stock has no preemptive, conversion or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Our board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. The common stock has no cumulative voting rights, including with respect to the election of directors.

Each outstanding share of common stock includes one Series A preferred stock purchase right, as described below.

Our common stock is admitted for trading on the Nasdaq Capital Market under the symbol “MYOS.”

Series A Preferred Stock Purchase Rights

Effective February 14, 2017, our board declared a dividend of one right (“Right”) for each of our issued and outstanding shares of common stock. The dividend was paid to the stockholders of record at the close of business on February 24, 2017. Each Right entitles the registered holder, subject to certain terms and conditions, to purchase from us one one-thousandth of a share of our Series A Preferred Stock at a price of $7.00), subject to certain adjustments. The description and terms of the Rights are set forth in the Rights Agreement dated as of February 14, 2017 between us and Island Stock Transfer, as Rights Agent.

7

The Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing that a person has, or group of affiliated or associated persons or persons acting in concert have, become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons or persons acting in concert who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 10% or more of our outstanding shares of common stock, subject to certain exceptions or (ii) the close of business on the tenth business day after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the common stock are directly or indirectly held by counterparties to the derivatives contracts.

With respect to certificates representing shares of common stock outstanding as of the record date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of common stock registered in the names of the holders thereof, and not by separate Rights Certificates, as described further below. With respect to book entry shares of common stock outstanding as of the record date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the common stock. Until the earlier of the Distribution Date and the Expiration Date, as described below, the transfer of any shares of common stock outstanding on the record date will also constitute the transfer of the Rights associated with such shares of common stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date, and such Right Certificates alone will evidence the Rights.

The Rights, which are not exercisable until the Distribution Date, will expire prior to the earliest of (i) February 14, 2020; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; (iv) the time at which the Rights are terminated upon the closing of any merger or other acquisition transaction involving us pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to any person becoming an Acquiring Person (the earliest of (i), (ii), (iii) and (iv) is referred to as the “Expiration Date”).

Each share of Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) an amount equal to 1,000 times the dividend declared per share of common stock. Each share of Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of our stockholders. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of common stock.

The exercise price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-thousandths of a Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions.

In the event that, after a person or a group of affiliated or associated persons has become an Acquiring Person, we are acquired in a merger or other business combination transaction, or 50% or more of our assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the exercise price.

With certain exceptions, no adjustment in the exercise price will be required unless such adjustment would require an increase or decrease of at least one percent in the exercise price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at our election, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the trading day immediately prior to the date of exercise.

8

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of common stock, our board of directors, at its option, may exchange each Right (other than Rights owned by such person or group of affiliated or associated persons which will have become void), in whole or in part, at an exchange ratio of two shares of common stock per outstanding Right (subject to adjustment).

At any time before any person or group of affiliated or associated persons becomes an Acquiring Person, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to certain adjustments) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish.

Immediately upon the action of our board of directors electing to redeem or exchange the Rights, we shall make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as our stockholder, including, without limitation, the right to vote or to receive dividends.

Our board of directors may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct inconsistent provisions, (c) alter time period provisions or (d) make additional changes to the Rights Agreement that our board of directors deems necessary or desirable. However, from and after any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer.

9

LEGAL MATTERS

The validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, NY.

EXPERTS

The consolidated balance sheets of MYOS RENS Technology Inc. and Subsidiary as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2017 and the related notes (collectively referred to as the “financial statements”) have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report dated March 27, 2018, as included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 27, 2018;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 9, 2018;

●	Our Current Reports on Form 8-K filed with the SEC on April 27, 2018 and May 9, 2018;

●	The description of our common stock contained in our Form 8-A filed on July 9, 2014 and as it may be further amended from time to time; and

●	The description of our Series A preferred stock purchase rights contained in our Form 8-A filed on February 14, 2017 and as it may be further amended from time to time.

10

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, and all such documents filed after the date of this prospectus and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

MYOS RENS Technology Inc.

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

Attention: Secretary
(973) 509-0444

11

MYOS RENS TECHNOLOGY INC.

806,452 Shares of

Common Stock

Prospectus

 June 29, 2018

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.